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                                                                     EXHIBIT 3.9

                            CERTIFICATE OF CORRECTION

                                       OF

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                       NASTECH PHARMACEUTICAL COMPANY INC.

            NASTECH PHARMACEUTICAL COMPANY INC., a Delaware corporation (the "Corporation"), pursuant to Section 103(f) of the Delaware General Corporation Law (the "DGCL"), hereby certifies as follows:

            FIRST: The document evidencing the Certificate of Amendment of Certificate of Incorporation of NASTECH PHARMACEUTICAL COMPANY INC. filed with the Secretary of State of the State of Delaware on August 17, 1999 (the "Document") is an inaccurate record of the corporate action referred to therein.

            SECOND: The Document is inaccurate in that it i) inadvertently omitted Paragraph (b) of Article Fourth providing for the Board of Directors of the Corporation to authorize the issuance of Preferred Stock of the Corporation without additional authority from the Corporation's stockholders; and ii) was erroneously filed as a single Certificate of Amendment when two separate Certificates of Amendment of Certificate of Incorporation should instead have been filed with the Secretary of State of the State of Delaware on August 17, 1999, with the first Certificate of Amendment to have had an effective time of 6:00 p.m. (Eastern Time) and the second Certificate of Amendment to have had an effective time of 7:00 p.m. (Eastern Time).

            THIRD: Each of the two separate Certificates of Amendment of Certificate of Incorporation, in their correct forms, are attached hereto as Exhibit A and Exhibit B, respectively.

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            IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Correction to be signed by its duly authorized officer this 28th day of July, 2004.

                                       NASTECH PHARMACEUTICAL COMPANY INC.

                                       By: /s/ GREGORY L. WEAVER
                                           ---------------------------
                                           Gregory L. Weaver
                                           Treasurer and Chief Financial Officer

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                                                                       Exhibit A

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                       NASTECH PHARMACEUTICAL COMPANY INC.

            The undersigned corporation, in order to amend its Certificate of Incorporation, hereby certifies as follows:

            FIRST: The name of the Corporation is NASTECH PHARMACEUTICAL COMPANY INC.

            SECOND: The Certificate of Incorporation, as now in full force and effect, is hereby amended by adding the following language to the end of Article Fourth thereof:

            "At 6:00 p.m. (Eastern Time) on the effective date of the amendment inserting this new paragraph to the end of Article Fourth (the "Effective Date"), each share of Common Stock held of record as of 6:00 p.m. (Eastern
      Time) on the Effective Date shall be automatically reclassified and converted, without further action on the part of the holder thereof, into one-one hundredth (1/100) of one share of Common Stock. No fractional shares of Common Stock shall be issued to any Fractional Holder (as defined below) upon such reclassification and conversion. Except as set forth in the immediately following sentence, from and after 6:00 p.m. on the Effective Date, each Fractional Holder shall have no further interest as a stockholder in respect of any such fractional share and, in lieu of receiving such fractional share, shall be entitled to receive, upon surrender of the certificate or certificates representing such fractional share, the cash value of such fractional share based on the average daily closing price per share of the Common Stock on the Nasdaq National Market for the ten trading days immediately preceding the Effective Date, without interest. Appraisal rights under Section 262 of the General Corporation Law of the State of Delaware shall not be available for any such holder. As used herein, the term "Fractional Holder" shall mean a holder of record of less than 100 shares of Common Stock as of 6:00 p.m. (Eastern Time) on the Effective Date, who would have been entitled to less than one whole share of Common Stock in respect of such shares as a result of the reclassification and conversion provided herein."

            THIRD: This Certificate of Amendment of Certificate of Incorporation shall be effective at 6:00 p.m. (Eastern Time) on the date of filing hereof.

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            FOURTH: The amendment effected herein was adopted by the
      Corporation's Board of Directors and authorized by a majority of the holders of the outstanding shares entitled to vote thereon at an annual meeting of shareholder pursuant to Sections 222 and 242 of the General Corporation Law of the State of Delaware.

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                                                                       Exhibit B

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                       NASTECH PHARMACEUTICAL COMPANY INC.

            The undersigned corporation, in order to amend its Certificate of Incorporation, hereby certifies as follows:

            FIRST: The name of the Corporation is NASTECH PHARMACEUTICAL COMPANY INC.

            SECOND: The Certificate of Incorporation, as now in full force and effect, is hereby amended by adding the following language to the end of Article Fourth thereof:

            "At 7:00 p.m. (Eastern Time) on the Effective Date, each share of Common Stock and any fraction thereof (excluding any interest in the Company held by a Fractional Holder converted into cash pursuant to the immediately preceding paragraph) held by a holder of record of one or more shares of Common Stock as of 7:00 p.m. (Eastern Time) on the Effective Date shall be automatically reclassified and converted, without further action on the part of the holder thereof, into multiple shares of Common Stock on the basis of 100 shares of Common Stock for each share of Common Stock then held."

            THIRD: This Certificate of Amendment of Certificate of Incorporation shall be effective at 7:00 p.m. (Eastern Time) on the date of filing hereof.

            FOURTH: The amendment effected herein was adopted by the Corporation's Board of Directors and authorized by a majority of the holders of the outstanding shares entitled to vote thereon at an annual meeting of shareholders pursuant to Sections 222 and 242 of the General Corporation Law of the State of Delaware.